First Quarter Earnings Presentation April 24, 2026

2 Important Notices and Disclaimers Forward-Looking Statements This presentation contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward- looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on our investment portfolio repositioning and loan recoveries or reaching positive resolutions on problem loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlook,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future. Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2025 filed on February 27, 2026, and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov. Interim Financial Information Unaudited financial information as of and for interim periods, including the three-month periods ended March 31, 2026, December 31, 2025 and March 31, 2025, may not reflect our results of operations for our fiscal year ending, or financial condition as of December 31, 2026, or any other period of time or date. Non-GAAP Financial Measures The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre-tax pre-provision net revenue (PPNR)”, "tangible common equity ratio", and “tangible stockholders’ equity (book value) per common share”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures”. We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our business. Management believes that these supplementary non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies. Appendix 1 reconciles these non-GAAP financial measures to GAAP reported results. Beginning in the first quarter of 2026, the Company reviewed and updated its use of non-GAAP financial measures and now presents a limited set of metrics that management uses to evaluate performance and make operating decisions. As part of this update, the Company discontinued the presentation of “Core PPNR”, “core noninterest income”, “core noninterest expense”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, and “core efficiency ratio” as management determined these measures are no longer primary metrics used internally. This change does not reflect any change in the Company’s underlying business, operations, or GAAP financial results.

3 • Executing Strategic Plan: Our three priorities of stabilizing the business, optimizing our credit portfolio, and growing sustainably remain the same • Enhancing Credit Quality: Improved loan portfolio monitoring and reviewing processes, leading to balanced portfolio actions during 1Q26, with both downgrades and significant upgrades. Continued to optimize loan portfolio, including exiting certain large-exposure, out-of-footprint and criticized loans • Improving Efficiency: Net income in line with our guidance and significant reduction in noninterest expenses of ~$30 million during 2026 • Prioritizing Stable and Disciplined Growth: Shifted underwriting approach, prioritizing borrowers with stable and proven operating histories and recalibrating our risk appetite • Capturing Deposit Growth in International Markets: Significant deposit growth materializing following preliminary reactivation of Venezuelan economy, as Amerant is uniquely positioned to capitalize on existing relationships and accelerate efforts to deepen them and expand in this market Opening Remarks

4 Key Financial Metrics (1Q26 vs 4Q25) Assets • Total assets were $9.9 billion, compared to $9.8 billion • Cash and cash and equivalents were $188.7 million, compared to $470.2 million • Total investment securities were at $2.4 billion, compared to $2.1 billion • Total gross loans were $6.8 billion, compared to $6.7 billion Liabilities • Total deposits were $7.9 billion, compared to $7.8 billion • Core deposits were $5.9 billion, compared to $5.8 billion • Brokered deposits were $548.1 million, compared to $435.7 million • FHLB advances were $732.3 million, compared to $712.0 million Off-Balance Sheet • Assets Under Management and custody (“AUM”) totaled $3.4 billion, compared to $3.3 billion

5 Key Financial Metrics (1Q26 vs 4Q25) Income Statement • Net Interest Income (“NII”) was $80.3 million, compared to $90.2 million • Provision for credit losses was $7.8 million, compared to $3.5 million • Noninterest income was $17.4 million, compared to $22.0 million • Noninterest expense was $66.9 million, compared to $106.8 million • Pre-tax pre-provision net revenue (PPNR) (1) was $30.7 million, compared to $5.4 million • Net income attributable to the Company was $17.9 million, compared to net income attributable to the Company of $2.7 million Relative Performance Metrics • Net Interest Margin ("NIM") was 3.55%, compared to 3.78% • Diluted earnings per share was $0.44, compared to diluted earnings per share of $0.07 • Efficiency ratio was 68.52%, compared to 95.19% • Return on Assets ("ROA") was 0.73%, compared to 0.10% • Return on Equity ("ROE") was 7.63%, compared to 1.12% (1) Non-GAAP measure, see “Non-GAAP Financial Measures” for more information and Appendix 1 for a reconciliation to GAAP measures.

6 Key Financial Metrics (1Q26 vs 4Q25) (1) Non-GAAP Financial Measures. See Appendix 1 for a reconciliation to GAAP. (2) TCE Ratio: 1Q26 includes $21.3 million accumulated unrealized losses net of taxes., compared to $0.9 million in 4Q25 Capital • Total Capital Ratio was 14.16%, compared to 14.10% • Common Equity Tier 1 was 11.84%, compared to 11.80% • Tangible Common Equity Ratio (1) (2) was 9.02%, compared to 9.39% Capital Management Actions • Paid quarterly cash dividend of $0.09 per common share on February 27, 2026 • Repurchased 859,493 shares for $18.7 million at a weighted average price of $21.77 per share, or 0.97x of Tangible Book Value ("TBV") (1) per share and 0.95x of book value per share • Tangible book value per share (1) was $22.38, compared to $22.56

Well Diversified Deposit & Loan Mix

Deposit Composition

($ in millions)



$8,155
$1,653
$695
$1,527
$4,280
2.60%
$8,307
$1,706
$644
$1,528
$4,429
2.53%
$8,301
$1,769
$550
$1,548
$4,434
2.41%
$7,787
$1,573
$436
$1,560
$4,218
2.34%
$7,939
$1,467
$548
$1,499
$4,425
2.31%
1Q25
2Q25
3Q25
4Q25
1Q26
Transaction Deposits
Customer CDs
Cost of total Deposits
Brokered Deposits (1)
Noninterest Bearing Demand Deposits

(1) Brokered Deposits : There were $9 million and $60 million in brokered transaction deposits in 2Q25 and 1Q25, respectively, while there were none in 3Q25. In 1Q26, 4Q25, 3Q25, 2Q25 and 1Q25, brokered time deposits were $548.1 million, $436 million, $550 million, $635 million and $635 million, respectively.

Loan Composition (2)

($ in millions)



$7,219
$248
$1,563
$992
$1,868
$2,549
6.84%
$7,189
$248
$1,546
$983
$1,723
$2,688
6.88%
$6,942
$243
$1,551
$901
$1,685
$2,563
6.93%
$6,697
$245
$1,518
$825
$1,595
$2,514
6.73%
$6,753
$225
$1,681
$803
$1,598
$2,446
6.38%
1Q25
2Q25
3Q25
4Q25
1Q26
Owner Occupied
CRE
Single Family Residential
Consumer
Commercial and FI & Acceptances
Average Loan Yield

(2) 1Q26, 4Q25 and 1Q25 includes both mortgage loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value. There were no loans held for sale in 3Q25, while 2Q25 includes mortgage loans held for sale carried at fair value.

AMERANT

7

8 $85.9 $90.5 $94.2 $90.2 $80.3 3.75% 3.81% 3.92% 3.78% 3.55% Net Interest Income NIM 1Q25 2Q25 3Q25 4Q25 1Q26 0 10 20 30 40 50 60 70 80 90 NII and NIM (%) 8 ($ in millions) 1Q25 2Q25 3Q25 4Q25 1Q26 Cost of Deposits (Domestic) 3.18% 3.14% 3.00% 2.96% 3.00 % Cost of Deposits (International) 1.31% 1.26% 1.19% 1.11% 1.04 % Cost of FHLB Advances 4.04% 4.04% 4.00% 3.90% 3.90 % Cost of Funds 2.78% 2.69% 2.57% 2.51% 2.47% 0.48 0.40 0.48 Cumulative Beta 3Q25 4Q25 1Q26 0.00 0.60 Net Interest Income and NIM Interest-Bearing Deposits Beta Evolution (1) Cost of Funds (1) Beta calculation does not include brokered deposits (2) First interest rate cut in downward rate cycle took place in August 2024. Therefore, 3Q24 is the starting point for beta calculation. (2)

9 • Strengthened Portfolio Oversight: Established dedicated Portfolio Management team to enhance monitoring, reporting and escalation; investing in additional training for underwriting and relationship teams to improve accuracy and consistency of risk ratings • Enhanced Risk-rating Process: Embedded new checkpoints throughout our monitoring process. We have also increased the cadence of multiple loan monitoring meetings with proactive strategy discussions • Expanded Review Coverage & Rigor: Redesigned annual reviews for deeper issue identification; lowered review threshold from $5 million to $3 million in credit exposure (targeting $1 million over time); introduced quarterly "Top 20" reviews across CRE, C&I, and Consumer loans to monitor the largest relationships, and targeted analysis for higher risk categories • Aligned Incentives: Incorporated portfolio management metrics into banker compensation beginning in 2026 Improved Credit Evaluation Processes

10 Non-Performing Loans ($ in millions) $171.4 $50.6 $(9.1) $(20.6) $(16.2) $176.1 4Q25 Downgrades to NPLs Charge-offs Paydowns/PayPayoffs and Others Loans Sold 1Q26 Highlights NPAs were $191.6 million, which includes $176.1 million in NPLs and $15.5 million in OREO. As of 1Q26 The NPLs had the following composition: • $71.8 million had real estate collateral with a weighted avg. LTV of 73% • $71.0 million were cashflow-dependent loans • $9.4 million were secured with other non-real estate collateral types • $4.6 million were ABL-monitored loans • The remaining loans were collectively evaluated for reserves

11 Classified Loans $354.8 $100.6 $(9.1) $(59.5) $(65.7) $(0.8) $320.3 4Q25 Downgrades Charge-offs Paydowns/Payoffs Loans Sold Upgrades 1Q26 ($ in millions) Highlights As of 1Q26 the Classified loans had the following composition: • $198.8 million had real estate collateral with a weighted avg. LTV of 64% • $84.7 million were cashflow-dependent loans • $10.8 million were ABL monitored loans • $9.4 million were secured with other non-real estate collateral types • The remaining loans were collectively evaluated for reserves

12 Special Mention Loans $136.5 $89.1 $(8.6) $(67.4) $(0.1) $(1.3) $148.2 $(30.9) $117.3 $(29.0) $88.3 4Q25 Downgrades Downgrade to Classified Upgrades to Pass/Watch Paydown/ Payoffs LHFS Valuation Allowance 1Q26 Loan Exit As of 4/22/26 Projected Loan Exit Projected Mid 2Q26 ($ in millions) Highlights As of 1Q26 the Special Mention loans had the following composition: • $147.2 million had real estate collateral with a weighted avg. LTV of 59% ($59.9 million were classified as held-for-sale) • The remaining loans were smaller commercial loans As of April 22, special mention loans were reduced to $117.3 million due to a $30.9 million CRE loan sale, and it is projected to reach $88.3 million as a result of an additional $29.0 million CRE loan exit expected by mid-2Q26 ---------------------------------------------------

13 NCOs and Allowance for Credit Losses $79.3 $(9.1) $1.9 $6.3 $1.7 $1.5 $(2.9) $0.5 $79.2 4Q25 Gross Charge- offs Recoveries Requirement for Charge- offs Specific Reserve Change Credit Quality and Macroeconomic Factor Updates Loan Growth Initial ACL on acquired PSLs 1Q26 Portfolios Balance 4Q25 Reserve Build (Release) (1) Balance 1Q26 Real Estate $ 23,117 $ (412) $ 22,705 Commercial $ 34,353 $ (58) $ 34,295 Consumer and Others $ 21,806 $ 430 $ 22,236 Total ACL $ 79,276 $ (40) $ 79,236 ACL Roll-forward Allowance for Credit Losses NCO-to-Average Total Loans Ratio ($ in millions) Period / Portfolio CRE Owner- Occupied Single-Family Residential Commercial Financial Institutions Consumer and Others Total 1Q25 —% 0.01% —% 0.05% —% 0.16% 0.22% 2Q25 —% —% 0.01% 0.77% —% 0.07% 0.86% 3Q25 0.07% —% —% 0.25% —% 0.07% 0.39% 4Q25 0.05% —% —% 0.98% —% 0.04% 1.07% 1Q26 —% —% —% 0.27% —% 0.18% 0.45% ($ in thousands) (% are annualized) (1) Includes ACL on purchased seasoned loans ("PSLs"). See Glossary for more details on the Company's early adoption of ASU 2025-08.

14 2Q26 Outlook • Total Loans projected to reach $7 billion as of 2Q26, through organic originations complemented by selective residential loan purchases, to balance credit exits and support shift towards a more granular portfolio. We expect cumulative loan growth around 7% for 2026 • Total deposits projected to reach $8 billion as of 2Q26. We expect cumulative deposit growth between 8 to 10% for 2026 • Net interest margin projected to be in the 3.40 - 3.50% range for 2Q26, stabilizing around 3.40% towards year-end • Projected expenses of approximately $68 - $69 million in 2Q26, stabilizing around $68 million towards year-end, as we continue to make progress towards a target efficiency ratio of approximately 60% • Will continue to optimize capital management, balancing between retaining capital for growth, and buybacks and dividends to enhance returns

15 Looking ahead, our operating focus is firmly aligned with our strategic plan: • Prioritizing stable and sustainable loan growth to achieve our financial goals • Taking additional steps to improve credit quality: ◦ Strengthening asset quality through a disciplined, relationship-driven credit culture and strong monitoring processes ◦ Build a high-quality loan pipeline supported by disciplined underwriting • Improving efficiency: ◦ Executing cost-efficiency initiatives designed to deliver ongoing, recurring savings • Deepening our relationship-first approach to increase synergies between lines of business and reduce reliance on higher-cost funding while pursuing strong opportunity for deposit growth in domestic, and international markets, particularly Venezuela • Maintaining strong capital and shareholder returns, including our dividends and share repurchases Closing Remarks

Supplemental Information

17 93.1% 6.9% $1,702 $2,025 $2,370 4.94% 4.92% 4.76% AFS Marketable Equity Securities Yield 1Q25 4Q25 1Q26 0 2,000 89.7% 10.3% Balances and Yields (1) Fixed vs. Floating (2) March 2026 Floating rate Fixed rate Available for Sale Securities by Type March 31, 2026 4.4 yrs Effective Duration ($ in millions) (1) Excludes Federal Reserve Bank and FHLB stock (2) Hybrid investments are classified based on current rate (fixed or floating) (3) Based on estimated prepayment speeds 5.0 yrs Effective Duration $64.7 $71.1 $77.6 $83.4 2Q26 3Q26 4Q26 1Q27 $0.0 $50.0 $100.0 ($ in millions) Expected Prepayments & Maturities Expected Prepayments & Maturities (3) Maturing Yield % Investment Portfolio 4.81% 4.90% 4.95% 4.98% December 2025 As of March 31, 2026, 100.0% of the Available for Sale portfolio consists of MBS issued or guaranteed by Government agencies and Government sponsored enterprises. $2.5 $2.5 $2.5

18 91.5% 91.5% 91.5% 91.1% 89.8% 3.0% 3.0% 2.7% 2.8% 2.7% 3.8% 3.8% 4.0% 4.2% 5.4% 1.6% 1.7% 1.8% 2.0% 2.1% South Florida New York Tampa Other 1Q25 2Q25 3Q25 4Q25 1Q26 Geographic Mix (Domestic) Geographic Mix (1) Loan Portfolio Geographic Mix (1) 1Q25 includes both mortgage loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value. There were no loans held for sale in 3Q25, while all other periods include mortgage loans held for sale at fair value. This geographic categorization is based on internal criteria. (2) Consists of international loans; residential loans with U.S. collateral. (2)

Loans Held for Investment Portfolio by Industry

March 31, 2026

($ in millions)	Real Estate	Non-Real Estate	Total	% Total Loans
Financial Sector (1)	$ 10	$ 310	$ 320	4.9 %
Construction and Real Estate & Leasing:				
Commercial real estate loans	2,268	—	2,268	34.6 %
Other real estate related services and equipment leasing (2)	163	93	256	3.9 %
Total construction and real estate & leasing	**2,431**	**93**	**2,524**	**38.5 %**
Manufacturing:				
Foodstuffs, Apparel	57	43	100	1.5 %
Metals, Computer, Transportation and Other	27	57	84	1.3 %
Chemicals, Oil, Plastics, Cement and Wood/Paper	23	—	23	0.3 %
Total Manufacturing	**107**	**100**	**207**	**3.2 %**
Wholesale (3)	82	225	307	4.7 %
Retail Trade (4)	190	155	345	5.2 %
Services:				
Non-Financial Public Sector	—	17	17	0.3 %
Communication, Transportation, Health and Other (5)	123	208	331	5.0 %
Accommodation, Restaurants, Entertainment and other services (6)	104	224	328	5.0 %
Electricity, Gas, Water, Supply and Sewage Services	3	77	80	1.2 %
Total Services	**230**	**526**	**756**	**11.5 %**
Primary Products:				
Agriculture, Livestock, Fishing and Forestry	1	3	4	— %
Mining	—	7	7	0.1 %
Total Primary Products	**1**	**10**	**11**	**0.1 %**
Other Loans (7)	1,689	404	2,093	31.9 %
Total Loans	$ 4,740	$ 1,823	$ 6,563	100.0 %

(1) Consists primarily of finance facilities granted to non-bank financial companies 5.2% which is composed mainly of 2.2% CRE note-on-note financing, 2.0% corporate finance and 0.8% mortgage warehousing lines
(2) Comprised mostly of construction and real estate related services and equipment rental and leasing activities.
(3) Food wholesalers represented approximately 33%.
(4) Gasoline stations represented approximately 36%.
(5) Healthcare represented approximately 51%.
(6) Restaurants and food services represented 65%.
(7) Primarily loans belonging to industrial sectors not included in the above sectors, which do not individually represent more than 1 percent of the total loan portfolio, and residential and other consumer loans which represented approximately 24% of total loans.

Highlights

- Diversified portfolio - highest sector concentration, other than real estate, at 12% of total loans
- 72% of total loans secured by real estate
- Main concentrations:
  - CRE or Commercial Real Estate
  - Wholesale - Food & Auto and computer parts wholesalers
  - Retail - Gas stations
  - Services – Healthcare and Restaurants

AMERANT 19

20 CRE Type FL TX NY Other Total % Total CRE % Total Loans (1) Income Producing (2) Land and Construction Retail $ 462 $ 10 $ 62 $ 26 $ 560 24.7% 8.5% $ 562 $ — Multifamily 324 15 45 77 461 20.3% 7.0% 261 199 Office 317 39 19 90 465 20.5% 7.1% 459 7 Hotels 175 28 — 8 211 9.3% 3.2% 187 25 Industrial 77 — — 32 109 4.8% 1.7% 109 — Specialty 179 — — 48 227 10.0% 3.5% 184 40 Land 210 — — 25 235 10.4% 3.6% — 235 Total CRE $ 1,744 $ 92 $ 126 $ 306 $ 2,268 100.0% 34.6% $ 1,762 $ 506 Outstanding as of March 31, 2026 ($ in millions) This geographic segmentation is based on collateral location (1) Calculated as a percentage of loans held for investment only. (2) Income producing properties include non-owner occupied and multi-family residential loans. CRE Loans Held For Investment - Detail

21 24% 28% 30% 18% —% 50% or less 50- 60% 60- 70% 70- 80% 80% or more 0% 10% 20% 30% 40% 50% 60% • Florida primarily includes neighborhood shopping centers or service centers with basic needs related anchor stores, as well as the retail corridor in Miami Beach • New York primarily includes high traffic retail corridors with proximity to public transportation services • Single-tenant consists of one loan in Troy, MI (Gym) and one loan in South Florida (Healthcare) CRE Retail (1) Retail - LTV (2) Sporting & Recreational Goods; 79% Healthcare; 21% CRE Retail - Single Tenant (1) (1) CRE retail loans held for investment above $3.0 million (2) LTV at origination Total: $497 million Loan Portfolio Percentage: 7.6% Total: $15 million Loan Portfolio Percentage: 0.2% Neighborhood Center; 35.0% Strip/Convenience; 29.0% Community Center; 21.0% Theme/Festival Center; 6.0% Single Tenant; 3.0% Retail Storefront; 2.0% Regional Center; 2.0% Others; 2.0% CRE Retail - Detail As of March 31, 2026 Weighted Average LTV: 59%

22 New York; 4% Texas; 9% Florida; 68% Other ; 19.0% 15% 28% 49% 8% —% 50% or less 51-60% 61-70% 71-80% 81% or more 0% 10% 20% 30% 40% 50% 60% CRE office above $3 million represents 25 loans totaling $448 million, or 98% of total CRE office with avg. debt-service coverage (DSCR) (3) 1.6x and LTV 63% ◦ Florida: 18 loans totaling $303 million (51% Miami-Dade, 34% Broward, 5% Palm Beach, 8% Duval, and 1% Hillsborough) with avg. DSCR 1.6x and LTV 62% ◦ New York: 1 loan totaling $19 million (Westchester) with avg. DSCR 1.5x and LTV 48% ◦ Texas: 2 loans totaling $39 million (100% Dallas) with avg. DSCR 1.6x and LTV 66% ◦ Other: 3 loans totaling $87 million (71% Memphis, TN, 6% Atlanta, GA and 23% Other) with avg. DSCR 1.3x and LTV 69% ◦ CRE Office (1) Office - LTV (2) (1) CRE office loans held for investment above $3 million (2) LTV at origination (3) DSCR based upon most recent borrower information Total: $448 million Loan Portfolio Percentage: 6.8% CRE Office - Detail As of March 31, 2026 Weighted Average LTV: 60%

23 $7,895 $7,854 $7,787 $7,939 $5,430 $5,278 $5,168 $5,229 $2,465 $2,576 $2,619 $2,710 Domestic Deposits International Deposits 2023 2024 2025 1Q26 ($ in millions) 34% of Total Deposits Avg. account balance(1): $46,000 66% of Total Deposits Avg. account balance (1): $124,000 Domestic and International Deposit Details (1) Average deposit account balances calculated as of December 31, 2025

24 New Branch Performance Actual balances as of March 31, 2026 ($ in millions) Total deposit and loan balances reflect Retail and Business Banking, Private Banking and International Banking (in-branch only) accounts booked and excludes commercial balances. As of December 31, 2025 As of March 31, 2026 Banking Center Opening Date Total Deposits Total Loans Total Deposits Total Loans Key Biscayne 6/26/2023 $100 $15 $103 $2 W. Kennedy Tampa 2/1/2024 $61 $10 $45 $47 Las Olas 3/5/2024 $109 $26 $97 $38 Palm Beach 4/14/2025 $59 $26 $82 $36 Downtown Miami 4/26/2024 $172 $113 $181 $174 Miami Beach 9/11/2025 $8 $2 $10 $2 Downtown Tampa 10/16/2025 $16 $— $15 $0.2 Bay Harbor Island 1/2/2026 n/a n/a $2 $0.2

25 <1 year; 65% 1-3 years; 3% 4-5 years; 2% 5+ years; 30% 303 315 321 326 335 345 347 -200 bps -100 bps -50 bps BASE +50 bps +100 bps +200 bps 0 200 400 As of March 31, 2026 Fixed 39% Adjustable 61% 25 By Interest TypeBy Rate Type By Repricing Term (1) NII and percentage change represents the base scenario of net interest income. The base scenario assumes (i) flat interest rates over the next 12 months, (ii) that total financial instrument balances are kept constant over time and (iii) that interest rate shocks are instant and parallel to the yield curve (2) Totals may not sum due to rounding Loan Portfolio Details Impact on NII from Interest Rate Change (1)(2) AFSChange from base ($ in M ill io n s) Fixed 39% UST 2%Prime 12% SOFR 47% As of March 31, 2026 Impact on AFS from Interest Rate Change (1) (7.1)% (3.2)% 0% 5.8%2.8% (1.5)% 6.4% No Floor; 56% 0.5-2%; 3% 2-3.5%; 12% 3.5-5%; 7% 5-6.75%; 22% By Floors 2,509 2,465 2,425 2,370 2,309 2,245 2,112 -200 bps -100 bps -50 bps MV +50 bps +100 bps +200 bps ($ in M ill io n s) 5.9% 4.0% 2.3% 0% (2.6)% (5.3)% (10.9)% Expected pre-tax AOCL Improvement Change from MVNet Interest Income (29,544) (12,987) 1Q26 1Q27 (estimated) (40,000) (20,000) — approx. 56% improvement in AOCL Interest Rate Sensitivity

26 $19.5 $19.8 $17.3 $22.0 $17.4 $5.1 $5.0 $5.1 $4.9 $4.9 $4.7 $5.0 $5.0 $5.3 $5.5 $1.7 $1.2 $2.1 $0.5 $8.1 $6.7 $5.0 $8.4 $5.0 $1.5 $3.2 $2.4 $1.4 $1.5 1Q25 2Q25 3Q25 4Q25 1Q26 -10 0 10 20 30 28% 72% 25% 75% Noninterest Income Mix Deposits and service fees Brokerage, advisory and fiduciary activities Other noninterest income (1) DomesticInternational 1Q25 $3.4B ($ in millions) Securities gains, net Loan-related derivative income Derivative losses, net Noninterest Income Mix $2.9B Assets Under Management and Custody 1Q26 $(0.2) (1) Other noninterest income in 4Q25 includes $3.3 million gain on the sale and leaseback of two banking centers. $(1.4)$(1.9)

27 $71.6 $74.4 $77.8 $106.8 $66.9 $33.3 $36.0 $35.1 $38.8 $32.0 $38.3 $38.4 $42.7 $68.0 $34.9 726 692 704 694 699 Salaries and employee benefits Other operating expenses FTEs 1Q25 2Q25 3Q25 4Q25 1Q26 0 30 60 90 120 Noninterest Expense Mix ($ in millions, except for FTEs) Noninterest Expense (1) 1Q26 includes $1.8 million of net losses on loans held for sale carried at the lower of cost or fair value. Also includes $3.3 million savings in vendor contract renegotiations, $1.7 million in write-down of an equity investment carried at cost. (1)

28 Change in Diluted Earnings Per Common Share $0.07 $0.62 $(0.15) $0.01 $(0.11) $0.44 4Q25 PPNR Income Tax Expense Impact of Repurchases Provision for Credit Losses 1Q26 $(0.20) $— $0.20 $0.40 $0.60 $0.80 EPS Trend (1) Non-GAAP Financial Measure. See Appendix 1 for a reconciliation to GAAP. (1)

Appendices

Appendix 1

Non-GAAP Financial Measures Reconciliations

The following table sets forth selected financial information derived from the Company's interim unaudited and annual audited consolidated financial statements, adjusted for certain items, including the provision for credit losses, income taxes and goodwill and other intangible assets. The Company believes these adjusted numbers are useful to understand the Company's performance and underlying trends.

(in thousands)	Three Months Ended,				
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Net income attributable to Amerant Bancorp Inc.	$ 17,873	$ 2,701	$ 14,756	$ 23,002	$ 11,958
Plus: provision for credit losses [1]	7,800	3,490	14,600	6,060	18,446
Plus: provision for income tax expense (benefit)	5,070	(794)	4,252	6,795	3,471
Pre-tax Pre-provision net revenue (PPNR)	30,743	5,397	33,608	35,857	33,875

(in thousands, except percentages, share data and per share amounts)	Three Months Ended,				
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Stockholders' equity	$ 913,918	$ 938,802	$ 944,940	$ 924,286	$ 906,263
Less: goodwill and other intangibles [2]	(22,933)	(23,103)	(23,784)	(24,016)	(24,135)
Tangible common stockholders' equity	$ 890,985	$ 915,699	$ 921,156	$ 900,270	$ 882,128
Total assets	9,903,514	9,777,018	10,410,199	10,334,678	10,169,688
Less: goodwill and other intangibles [2]	(22,933)	(23,103)	(23,784)	(24,016)	(24,135)
Tangible assets	$ 9,880,581	$ 9,753,915	$ 10,386,415	$ 10,310,662	$ 10,145,553
Common shares outstanding	39,803,607	40,595,273	41,265,378	41,748,434	41,952,590
Tangible common equity ratio	9.02%	9.39%	8.87%	8.73%	8.69%
Stockholders' book value per common share	$ 22.96	$ 23.13	$ 22.90	$ 22.14	$ 21.60
Tangible stockholders' equity book value per common share	$ 22.38	$ 22.56	$ 22.32	$ 21.56	$ 21.03

(1) Includes provisions for credit losses on loans and provision for loan contingencies.
(2) Other intangible assets primarily consist of naming rights and mortgage servicing rights ("MSRs"). Other intangible assets are included in other assets in the Company's consolidated balance sheets.

AMERANT 30

31 Income Statement Highlights - 1Q26 vs 4Q25 ($ in thousands) 1Q26 4Q25 Change Total Interest Income Loans $ 102,674 $ 114,824 $ (12,150) Investment securities 27,682 27,044 638 Interest earning deposits with banks and other interest income 2,661 5,314 (2,653) Total Interest Expense Interest bearing demand, savings and money market deposits 26,365 28,387 (2,022) Time deposits 18,254 19,798 (1,544) Advances from FHLB 6,846 7,518 (672) Subordinated notes 361 361 — Junior subordinated debentures 910 967 (57) Securities sold under agreements to repurchase — 1 (1) Total Provision for Credit Losses 7,800 3,490 4,310 Total Noninterest Income 17,381 22,019 (4,638) Total Noninterest Expense 66,919 106,772 (39,853) Income Tax Expense (benefit) 5,070 (794) 5,864 Net Income Attributable to Amerant Bancorp Inc. $ 17,873 $ 2,701 $ 15,172

32 • ACL - Allowance for Credit Losses • AFS - Available for Sale • AOCL - Accumulated Other Comprehensive Loss • AUM - Assets Under Management • CET 1 - Common Equity Tier 1 capital ratio • CRE - Commercial Real Estate • Customer CDs - Customer certificate of deposits • EPS – Earnings per Share • FHLB - Federal Home Loan Bank • FTE - Full Time Equivalent Glossary • MBS - Mortgage-Backed Security • MV - Market Value • NCO - Net Charge-Offs • NII - Net Interest Income • NIM – Net Interest Margin • NPA - Non-Performing Assets • NPL - Non-Performing Loans • ROA - Return on Assets • ROE - Return on Equity • TCE ratio – Tangible Common Equity ratio

33Glossary (cont'd) • Assets under management and custody: consists of assets held for clients in an agency or fiduciary capacity which are not assets of the Company and therefore are not included in the consolidated financial statements. • Core deposits: consist of total deposits excluding all time deposits • Total gross loans: include loans held for investment net of unamortized deferred loan origination fees and costs, as well as loans held for sale. • Cost of Total Deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits. • ROA: calculated based upon the average daily balance of total assets • ROE: calculated based upon the average daily balance of stockholders' equity • Loans Held for Investment: excludes loans held for sale carried at fair value and loans held for sale carried at the lower of cost or fair value • Non-performing loans include accruing loans past due by 90 days or more and all nonaccrual loans. Non-performing assets include accruing loans past due by 90 days or more, all nonaccrual loans, other real estate owned ("OREO") properties acquired through or in lieu of foreclosure and other repossessed assets. • Net Charge Offs/Average Total Loans Held for Investment: – Annualized and calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan fees and costs, excluding the allowance for credit losses – Total loans exclude loans held for sale • Cost of Deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits. • Cost of Funds: calculated based upon the average balance of total financial liabilities which include total interest bearing liabilities and noninterest bearing demand deposits • Quarterly beta (as shown in NII & NIM Slide): calculated based upon the change of the cost of deposit over the change of Federal funds rate (if any) during the quarter. • Net Charge-Offs -charge-offs net of recoveries • Totals may not sum due to rounding of line items. • In the first quarter of 2026, the Company early adopted ASU 2025-08, which expands the use of the gross-up approach for certain purchased loans and eliminates Day 1 credit loss expense. As a result, the Company recorded an allowance for credit losses of $0.5 million on approximately $36.8 million of acquired loans, with no day 1 impact to earnings.

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